                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                _______________

                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                           Merrill Lynch & Co., Inc.
                         -----------------------------
            (Exact name of registrant as specified in its charter)

                Delaware                                 13-2740599
                --------                                 ----------
 (State of incorporation or organization)   (I.R.S. Employer Identification No.)

        4 World Financial Center
           New York, New York                              10080
           ------------------                             --------
(Address of principal executive offices)                 (Zip Code)


If this form relates to the                 If this form relates to the registration
registration of a class of securities       of a class of securities pursuant to
pursuant to Section 12(b) of the            Section 12(g) of the Exchange Act and is
Exchange Act and is effective pursuant      effective pursuant to General
to General Instruction A.(c), please        Instruction A.(d), please check the
check the following box. [X]                following box. [_]

Securities Act registration statement file number to which this form relates: 333-38792
                                                                              ---------
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Securities to be registered pursuant to Section 12(b) of the Act:

      Title of each class                         Name of each exchange on which
      to be so registered                         each class is to be registered
      -------------------                         ------------------------------

Callable Nasdaq-100 Market Index Target-Term
Securities(R) due August 3, 2007                  American Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

                                     None
-------------------------------------------------------------------------------
                               (Title of class)

"Market Index Target-Term Securities" and "MITTS" are registered service marks owned by Merrill Lynch & Co., Inc.

Item 1.   Description of Registrant's Notes to be Registered.
          --------------------------------------------------

          The description of the general terms and provisions of the Callable Nasdaq-100 Market Index Target-Term Securities ("MITTS(R)") due August 3, 2007 to be issued by Merrill Lynch & Co., Inc. (the "Notes") set forth in the Preliminary Prospectus Supplement dated June 30, 2000, and the Prospectus dated June 15, 2000, attached hereto as Exhibit 99(A) are hereby incorporated by reference and contain certain proposed terms and provisions. The description of the Notes contained in the Prospectus Supplement to be filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, under Registration Statement Number 333-38792 which will contain the final terms and provisions of the Notes, including the maturity date of the Notes, is hereby deemed to be incorporated by reference into this Registration Statement and to be a part hereof.

Item 2.   Exhibits.
          --------

       99 (A) Preliminary Prospectus Supplement dated June 30, 2000, and Prospectus dated June 15, 2000, (incorporated by reference to registrant's filing pursuant to Rule 424 (b)).

       99 (B)  Form of Note.

       99 (C) Copy of Indenture between Merrill Lynch & Co., Inc. and The Chase Manhattan Bank, formerly Chemical Bank (successor by merger to Manufacturers Hanover Trust Company), dated as of April 1, 1983, as amended and restated.*

          Other securities issued by Merrill Lynch & Co., Inc. are listed on the American Stock Exchange.

* Exhibit 99 (C) is incorporated by reference from Exhibit (3) to Registrant's Registration Statement on Form 8-A dated July 20, 1992.

                                       2
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                                   SIGNATURE

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                              MERRILL LYNCH & CO., INC.

                              By: /s/ Andrea L. Dulberg
                                  ---------------------------
                                      Andrea L. Dulberg
                                          Secretary

Date: August 1, 2000

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

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           MERRILL LYNCH & CO., INC.

                                   EXHIBITS
                                      TO
                         FORM 8-A DATED AUGUST 1, 2000

                               INDEX TO EXHIBITS
                               -----------------

Exhibit No.
----------

99 (A)         Preliminary Prospectus Supplement dated
               June 30, 2000, and Prospectus dated
               June 15, 2000 (incorporated by reference to registrant's filing pursuant to Rule 424 (b)).

99 (B)         Form of Note.

99 (C)         Copy of Indenture between Merrill Lynch & Co.,
               Inc. and The Chase Manhattan Bank, formerly
               Chemical Bank (successor by merger to
               Manufacturers Hanover Trust Company),
               dated as of April 1, 1983, as amended and restated.*

* Exhibit 99 (C) is incorporated by reference from Exhibit (3) to Registrant's Registration Statement on Form 8-A dated July 20, 1992.

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